HIGH TIMES

EST. 1974

Private & Confidential

DISCLAIMER

This presentation contains "forward-looking" statements, within the meaning of the federal securities laws, that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning our possible or assumed future results of operations, expected growth and business strategies, key operating metrics, financing plans, competitive position, industry environment, potential product offerings, potential market and growth opportunities and the effects of competition.

Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would," or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our management's beliefs and assumptions only as of the date of this presentation. These statements do not guarantee future performance and speak only as of the date hereof, and qualify for the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and section 27A of the Securities Act of 1933. we refer all of you to the disclosures contained in the Hightimes Holding Corp. Regulation A+ Offering Circular, dated July 26, 2019, as well as its periodic reports including Annual reports on Form 1-K, Semi-Annual Reports on Form 1-SA, and Current Reports on Form 1-U filed with the Securities and Exchange Commission, including the risk factors set forth therein, for more detailed discussion on the factors that can cause actual results to differ materially from those projected in any forward-looking statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

This presentation includes certain non-GAAP financial measures as defined by SEC rules.

ABOUT HIGHTIMES

The Most Iconic Cannabis Brand

Audience

High Times doesn't need to acquire customers –we already have 17M patrons.

- Subscribers in 193 out of 195 countries
- 11.6M social media followers
- 5.6M online monthly visitors

Monetize →

Expanded Product Offering

High Times has built the brand, IP, and consumers. Now, this platform will be monetized through higher revenue generating business segments:

- Flagship Retail
- Delivery & eCommerce
- Events

BRAND HISTORY

Over 4 Decades of Building Our Audience


High Times


High Times
Dreadful Special


High Times
Photography Bonus


"I think that you shouldn't encourage young people to take drugs. I think that's just awful."
High Times


HIGH TIMES
THE WINNER! SKUNK #1
CANNABIS CUP HISTORY


THE PERFECT INDOOR GARDEN
HIGHTIMES
BONG! GOES THE LIBERTY BELL
HIGH ON THE HEMP TOUR


HIGH TIMES
MEDICAL CANNABIS CUP
June 19—20, 2010
at Terra in
San Francisco


500TH ISSUE SPECIAL COLLECTOR'S EDITION
HIGH TIMES
500

1974
- Founded by famed marijuana smuggler, Thomas King Forcade
- First copy sells out initial print run of 10,000; reprinted twice, consistently selling out

1976
- Pictures of cannabis plant appears on magazine cover for first time with developing reggae icon Bob Marley (June 1976; Issue 10)

1978
- Reaches four million people a month, grossing $5m a year
- Becomes acclaimed "publishing success story of the '70s."
- Founder commits suicide

1980
- New leadership steers High Times ("HT") away from pot to entire illicit drug market, often featuring cocaine

1986
- John Howell and Steve Hager take the helm, refocusing magazine on cannabis and the indoor-grow revolution

1988
- First Cannabis Cup in Amsterdam

1990
- Editorial focuses on cultivation, with photo features such as 'The Million-Dollar Grow Room'

1990's
- HT popularity in the underground growing scene proliferates activists efforts nationally

1996
- Prop. 215 legalizes medical cannabis in California; beginning the legalization movement

2010
- First Cannabis Cup in the United States (San Francisco)

2014
- HT celebrates 40th anniversary

2017
- THC acquired by a group of investors, led by Adam Levin
- Magazine celebrates 500th printed issue

2018
- HT acquires Culture, Greenrush Daily & Dope

BRAND BUILDING EXECUTIVE TEAM



ADAM LEVIN

Executive Chairman

SERIAL INVESTOR IN LEGACY BRANDS

Acquired Hightimes (Trans-High Corp) in 2017

Managing Director of Oreva Capital. Notable investments include:

- Penthouse Media Group
- Pride Media
- Girls Gone Wild
- Bebo
- StudiVZ
- CinemaElectric (OTC:CINM)

Founded Boxlight (Nasdaq:BOXL), a leading provider of interactive solutions

PENTHOUSE bebo GiRLS gone WILD



STORMY SIMON

CEO & Director

ESTABLISHED MARKETING & E-COMMERCE INNOVATOR

Executive veteran with over 15 years of experience at Overstock.com, helping drive this company to profitability from less than $20M to nearly $2B in annual revenue

Former Overstock.com roles include President and Director, as well as Chief Marketing Officer

Passionate advocate for medical cannabis, serving as an Advisory Board Member for CannaKids, a patient-centric cannabis provider redefining medical treatment

Named Power Player by the National Retail Federation (2016)

overstock.com



PAUL HENDERSON

President

FINANCE AND OPERATIONAL EXPERTISE

20 years of leadership experience in operations, business development, product management and finance

Notably, led Goldman Sachs team during the launch of GS Bank USA, which went from concept to $24B in less than 24 months

Prominent brand building experience at Apple launching a variety of initiatives

Cannabis industry experience since 2016: former CFO at Indus Holding Company and former CEO of Grupo Flor

Goldman Sachs

GLOBAL CONTENT ENGINE

Our Content Platform Serves As The Engine For Customer Acquisition


Social
11.6m followers
Online Properties
5.6m users
Events
150,000+ attendees

Organic Marketing

- ✓ Valuable IP
- ✓ World-Wide Brand Recognition
- ✓ Dedicated & Engaged Wide-Ranging Customer Base (21-65+)

CONTENT ENGINE MOVING INTO NEW VERTICALS

Monetization of the brand

Opportunistically entering into new, high revenue generating verticals



193 countries engaged
466,500 monthly subscribers
6.8m monthly users
154,489 monthly subscribers
podcast
11.6m social media followers
Data Analytics
Delivery & eCommerce
Events
Licensing
Direct to Consumer
Flagship Retail
GLOBAL CONTENT ENGINE



MONETIZING EVENTS

Organic and Acquisitive Growth

1. **BUSINESS TO CONSUMER**
   - Events such as Cannabis Cups, HT 100 and competitions provide a direct interface, turning viewers into HT consumers
2. **BUSINESS TO BUSINESS**
   - Facilitating industry commerce through global tradeshows

INCREASED # EVENTS
(Number of Events)



12
21
48
2018
2019F
2020F

MONETIZING RETAIL & DELIVERY

THE COMPANY IS IN THE PROCESS OF ACQUIRING FLAGSHIP STORES IN MASS MARKETS AND DEPOTS FOR DELIVERY.

FLAGSHIP STORE

High Times intends to own flagship retail experiences for the sale of cannabis and smoke shop products.

Key focus on high traffic tourist areas such as Los Angeles, Vegas, Aspen, Chicago, and San Diego.


HIGH TIMES

DELIVERY AND E-COMMERCE

High Times will sell direct to consumer through Hightimes.com, 420.com and other social media channels.

Connecting these with a delivery platform to create a same day delivery service (Instacart model).


HIGH TIMES

MONETIZING LICENSING

Our Formula for Success

Acquire Brand with Underutilized Potential + Fill White Space & Extend Usage + Match with Appropriate Distribution Channels

Before

Iconic Brand

HIGH TIMES

EST. 1974

→

After

Branded Products in a Range of Categories


HIGH TIMES
POT & SEX

CAPITAL MARKETS OVERVIEW

U.S. REG A+

- $15M+ raised from over **23,000 Shareholders**
- Strong shareholder base to support trading
- Permitted to raise up to $50M
- Only vehicle to raise capital from both accredited and non-accredited investors

GO PUBLIC STRATEGY

- Finalizing FINRA approval to list on the OTCQX
- Intend to dual list on the CSE
- Strong stock currency to make accretive acquisitions

CAPITALIZATION

Management and Board Alignment with 20% Equity Ownership

Share Structure	
Share Class (As of August 31,2019)	# of Shares
Basic Shares	24,594,069
Warrants Outstanding	1,561,076
Options	3,051,479
Convertible Debt	2,723,689
RSU	530,000
Fully Diluted Shares Outstanding	32,460,313


Equity Ownership
4.1%
19.7%
4.5%
71.7%
Reg-A
Management & Board
Institutional
Other

Note: Data does not include pending acquisition of three retail locations.

SOCIAL REACH



Instagram
High Times 2,600,000
Harvest 171,000
MedMen 127,000
Cresco 49,000
Curaleaf 19,400
Verano 16,700
GTI 15,400
Trulieve 9,173



Facebook
High Times 5,600,000
MedMen 23,142
Harvest 8,685
Trulieve 7,800
GTI 5,956
Curaleaf 3,200
Verano 2,400
Cresco 1,500



Twitter
High Times 722,000
MedMen 12,500
Trulieve 9,281
Cresco 7,647
GTI 5,530
Curaleaf 4,729
Harvest 4,305
Verano 182

HIGH TIMES

EST. 1974

ADAM LEVIN

EXECUTIVE CHAIRMAN

ADAM@HIGHTIMES.COM

STORMY SIMON

CEO

STORMY@HIGHTIMES.COM